Exhibit 10.2
REVOLVING LOAN AGREEMENT
Dated as of December 23, 2025
Golub Capital Private Income Fund S, a Delaware statutory trust (the “Borrower”), and GC Advisors LLC, a Delaware limited liability company (the “Lender”), agree as follows (with capitalized terms not otherwise defined herein having the meanings ascribed to them in Section 17):
1.Loans. Upon the terms and subject to the conditions of this Agreement, the Lender agrees to advance, from time to time during the period from the date hereof through the Business Day immediately preceding the Maturity Date, amounts in Dollars and Alternative Currencies to the Borrower (the “Loans”), the aggregate outstanding principal amount of which shall not exceed the Equivalent Dollar Amount of $100,000,000 (the “Commitment”) at any time; provided that, the aggregate amount of Loans may exceed the Commitment if such excess is solely the result of a change in exchange rates which increases the Equivalent Dollar Amount of outstanding Loans. Within the limits set forth in the preceding sentence and subject to the conditions of this Agreement, amounts of Loans that are repaid may be re-borrowed under this Section 1. Upon the fulfillment of the conditions specified in Section 6, each Loan shall be disbursed by the Lender on the requested date therefor, which date, for Loans in Alternative Currencies, shall be no sooner than two Business Days after the date on which the request is made by the Borrower, in Dollars or Alternative Currencies, as requested by Borrower, in funds immediately available to the Borrower in such manner as shall be reasonably acceptable to the Lender.
2.Interest. Interest on each Loan shall accrue from the date of such Loan until such Loan is repaid in full at a rate equal to the Applicable Federal Rate. Interest shall be calculated on the basis of a year of 365/366 days, as the case may be, and the actual number of days elapsed and shall be payable in cash on the first Business Day of each calendar quarter, beginning on April 1, 2026, or, if earlier, on the date on which the outstanding principal amount of such Loan is repaid or prepaid in accordance with the terms hereof but no later than the Maturity Date.
3.Repayment.
(a)Repayment. With respect to payments under this Agreement on account of all Loans payable to the Lender in its capacity as such, Borrower shall make each such payment in immediately available funds in Dollars or, in the case of a Loan made in an Alternative Currency, the Equivalent Dollar Amount, to an account designated in writing by the Lender to Borrower.
(b)Maturity. The Borrower promises to repay the entire unpaid principal amount of all Loans and all accrued but unpaid interest on the Maturity Date.
(c)Voluntary Prepayment. The Borrower may, at any time and from time to time, prepay, without premium or penalty, the Loans in whole or in part, together with accrued interest to the date of such prepayment on the aggregate principal prepaid. Each

BUSINESS.33962499.4

prepayment of the Loans by the Borrower pursuant to this Section 3(c) shall be allocated first to accrued but unpaid interest on such Loans to the date of such prepayment and then to unpaid principal amounts outstanding under such Loans.
4.Evidence of Indebtedness. The Loans and the Borrower’s obligation to repay the Loans in accordance with this Agreement shall be evidenced by this Agreement and the records of the Lender.
5.Lender Acknowledgement. The Lender acknowledges that any wholly-owned subsidiary of the Borrower is a legal entity separate from the Borrower and the assets of any such subsidiary are not intended to be available to satisfy any obligations of the Borrower hereunder.
6.Conditions to Loans. The obligation of the Lender to make each Loan is subject to the fulfillment of each of the following conditions, in form and substance satisfactory to the Lender:
(a)each representation and warranty contained in this Agreement shall be true and correct, and no Event of Default shall have occurred and be continuing, in each case as of the date each Loan is to be made hereunder, both with and without giving effect thereto and to the application of the proceeds thereof; and
(b)the Lender shall have received such other documents and opinions, if any, as it shall have reasonably requested.
7.Representations and Warranties. In order to induce the Lender to enter into this Agreement and to make each Loan hereunder, the Borrower represents and warrants that:
(a)the Borrower is duly organized, validly existing and in good standing under the laws of Delaware;
(b)the Borrower has the power and authority to execute, deliver and perform the terms hereof; and the execution, delivery and performance by the Borrower of this Agreement has been duly authorized by all necessary action and does not contravene (i) the Borrower’s governing documents or (ii) law or any contractual restriction binding upon or affecting the Borrower or its property;
(c)this Agreement has been duly executed and delivered and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally;
(d)the execution, delivery and performance of this Agreement in accordance with its terms, and each borrowing of the Loans hereunder, does not and will not (i) require any governmental approval or other consent or approval, other than such approvals and consents that have been obtained and are in full force and effect, final and not subject to review on appeal or to collateral attack, or (ii) violate or conflict with, result in a breach of, or constitute a default under, or result in or require creation of any lien or encumbrance upon any assets of the Borrower under, any applicable law or any agreement, indenture, lease, license, instrument or other contractual restriction or any organizational document to which the Borrower is a party or by which the Borrower or any of its properties may be bound.
8.Covenants. From the date hereof until the date upon which the Commitment shall have terminated (whether as a result of the expiration of the period described in Section 1 or pursuant to the last paragraph of Section 9) and the Loans and all other amounts payable or accrued hereunder (the “Repayment Date”) shall have been paid in full, the Borrower shall:
(a)Preservation of Existence and Franchises, Scope of Business, Compliance with Law, Preservation of Enforceability. (i) Preserve and maintain its legal existence and all of its other franchises, licenses, rights and privileges, (ii) comply with applicable law in all material respects, and (iii) take all action and obtain all consents and governmental approvals required so that its obligations hereunder will at all times be legal, valid and binding and enforceable in accordance with their respective terms, except to the extent that the failure to take such action or obtain any such consent or approval could not reasonably be expected to have a material adverse effect on the Borrower; provided, however, that neither the Borrower nor any of its subsidiaries shall be required to preserve any right or franchise if the board of directors, trustees, manager or member, as applicable, of the Borrower or such subsidiary shall determine that the preservation thereof is no longer desirable for the conduct of the business of the Borrower or such subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such subsidiary or the Lender.
(b)Information. Upon the request from time to time of the Lender, the Borrower shall promptly furnish to the Lender such documents and information regarding this Agreement, the Loans, and the business, assets, liabilities, financial condition (including financial statements of the Borrower), results of operations or business prospects of the Borrower, as the Lender may request, in each case in form and substance reasonably satisfactory to the Lender.
9.Events of Default; Remedies. If any of the following events (each, an “Event of Default”) shall have occurred and be continuing for any reason whatsoever (whether voluntary or involuntary, arising or effected by operation of law or otherwise):
(a)any payment of principal of the Loans shall not be paid when and as due (whether at maturity, by reason of acceleration or otherwise) and in accordance with the terms of this Agreement;
(b)any payment of interest on the Loans shall not be paid when and as due (whether at maturity, by reason of acceleration or otherwise) and in accordance with the terms of this Agreement, and such default is not cured within two days;

(c)the Borrower shall default in the performance or observance of any other term, covenant or agreement contained herein, and such default shall continue without cure for a period of 30 days after receipt of written notice thereof from the Lender, or any representation or warranty contained herein or therein shall at any time prove to have been incorrect or misleading in any material respect when made; or
(d)a case or proceeding shall be commenced against the Borrower, and such case or proceeding is not dismissed or stayed within 60 days, or the Borrower shall commence a voluntary case, in either case seeking relief under any Bankruptcy Law, in each case as now or hereafter in effect, or the Borrower shall apply for, consent to, or fail to contest, the appointment of a receiver, liquidator, custodian, trustee or the like of the Borrower or for all or any part of its property, or the Borrower shall make a general assignment for the benefit of its creditors, or the Borrower shall fail, or admit in writing its inability, to pay, or generally not be paying, its debts as they become due;
then during the continuance of any Event of Default (other than any Event of Default specified in clause (d) above), the Lender may by written notice to the Borrower declare, in whole or from time to time in part, the principal of, and accrued interest on, the Loans and all other amounts owing hereunder to be, and the Loans and such other amounts shall thereupon and to that extent become, due and payable to the Lender. During the continuance of any Event of Default specified in clause (d) above, automatically and without any notice to the Borrower, the principal of, and accrued interest on, the Loans and all other amounts payable hereunder shall be due and payable to the Lender and the Commitment shall terminate.
10.Notices and Deliveries. All notices, communications and material to be given or delivered hereunder shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier, sent by facsimile (upon confirmation of receipt), or sent by email, or 72 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below (or as otherwise specified by notice to the applicable party).
If to the Lender:
GC Advisors LLC
200 Park Avenue, 25th Floor, New York, NY 10166
Attention: David B. Golub
Fax: (212) 750-3756
If to the Borrower:
Golub Capital Private Income Fund S
200 Park Avenue, 25th Floor, New York, NY 10166
Attention: David B. Golub
Fax: (212) 750-3756

11.Assignment.

(a)The Borrower may not assign any of its rights or obligations under this Agreement without the prior written consent of the Lender.
(b)The Lender may not assign any of its rights or obligations under this Agreement without the prior written consent of the Borrower; provided that the Lender may do any of the following from time to time without the consent of the Borrower: (i) assign any or all of its rights and obligations under this Agreement to one or more Affiliates; (ii) pledge or otherwise grant a security interest or lien in any of its rights, obligations or interests under this Agreement to one or more of its lenders or (iii) transfer any of its rights, obligations or interests under this Agreement to any Person in connection with any exercise of remedies by any of its lender(s). If the prior written consent of the Borrower is not required under this paragraph for an assignment of a right or obligation by a Lender and a right or obligation is so transferred, the Lender shall provide written notice to the Borrower of such assignment, including the rights and obligations transferred and the name and address of the transferee.
(c)The Borrower shall maintain at its offices a copy of each assignment notification delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Notwithstanding anything to the contrary in this Agreement, the entries in the Register shall be conclusive and the Borrower and the Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement in the absence of manifest error. Notwithstanding anything to the contrary, any assignment of any Loan shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower and any Lender (solely with respect to its Loans), at any reasonable time and from time to time upon reasonable prior notice.
12.Enforcement Expenses. The Borrower shall pay or reimburse the Lender for all costs and expenses (including but not limited to fees and disbursements of legal counsel) incurred by the Lender in connection with, arising out of, or in any way related to, the enforcement, exercise, preservation or protection by the Lender of any of its rights under this Agreement.
13.Judicial Proceedings; Waiver of Jury Trial. Each of the Borrower and the Lender agree to submit to personal jurisdiction in any court of competent jurisdiction in New York, New York, and to irrevocably waive any objection it may now or hereafter have as to the venue of any proceeding brought in such court or that such court is an inconvenient forum. Each of the Borrower and the Lender hereby waives personal service of process and consents that service of process upon it may be made, and deemed completed, in accordance with the provisions of Section 10. THE BORROWER AND THE LENDER WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOANS, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

14.LIMITATION OF LIABILITY. NEITHER THE LENDER NOR ANY OF ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ADVISORS SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH ANY CLAIM (WHETHER CIVIL, CRIMINAL OR ADMINISTRATIVE, WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE DATE HEREOF OR THE REPAYMENT DATE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH, THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
15.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
16.Counterparts. This Agreement may be signed in two counterparts, each of which shall constitute an original but both of which when taken together shall constitute but one agreement.
17.Definitions. For purposes of this Agreement:
“Affiliate” of a specified Person shall mean any other Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person.
“AFR” shall mean the short-term applicable federal rate for quarterly compounding, as described under Section 1274(d) of the Internal Revenue Code of 1986, as amended.
“Agreement” shall mean this Revolving Loan Agreement, as amended from time to time.
“Alternative Currency” means Canadian Dollars, Euros, Pounds Sterling, AUD, NZD, and CHF.
“Applicable Federal Rate” shall mean, with respect to the Loans, the greater of (a) the AFR in effect on the first day of the quarter and (b) the AFR in effect on the first day of the quarter in which such Loan still outstanding was made.
“AUD” means the lawful currency of The Commonwealth of Australia.
“Bankruptcy Law” shall mean Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Borrower” is defined in the first paragraph of this Agreement.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized to close.
“Canadian Dollar” means the lawful money of Canada.

“CHF” means the lawful currency of the Swiss Confederation.
“Commitment” is defined in Section 1 of this Agreement.
“Dollars” and the sign “$” shall mean lawful money of the United States of America.
“Equivalent Dollar Amount” means, with respect to any amount expressed, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, and (b) if such amount is expressed in any Alternative Currency, the amount, as determined by the Lender in a reasonable manner of Dollars that may be purchased by the Lender on the international spot markets with such amount of such Alternative Currency.
“Euro” refers to the lawful money of the member states of the European Community that adopt or have adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.
“Event of Default” is defined in Section 9 of this Agreement.
“Loans” is defined in Section 1 of this Agreement.
“Lender” is defined in the first paragraph of this Agreement.
“Maturity Date” shall mean the earlier of (a) the third anniversary of the date of this Agreement, (b) a distribution to shareholders of the Borrower of either (i) cash proceeds or (ii) securities or other assets of the Borrower as a distribution-in-kind, in each case from an orderly liquidation of the Borrower’s investments, and (c) a sale of some or all of the Borrower’s assets or shares to, or other liquidity event with, an entity for consideration of either cash and/or securities of the acquirer.
“NZD” means the lawful currency of New Zealand.
“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Pounds Sterling” means the lawful currency of England.
“Register” is defined in Section 11(c) of this Agreement.
“Repayment Date” is defined in Section 8 of this Agreement.

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.
                    BORROWER:
GOLUB CAPITAL PRIVATE INCOME FUND S
By: /s/ David B. Golub
 Name: David B. Golub
Title: Chief Executive Officer

                    LENDER:
GC ADVISORS LLC

By: /s/ David B. Golub
Name: David B. Golub
Title: President